UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

Century Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40498	84-2040295
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 817-5790

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	IPSC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of President and Chief Executive Officer; Appointment of Interim President and Chief Executive Officer

Pursuant to notice provided on April 11, 2023, Osvaldo Flores, Ph.D. stepped down as the President and Chief Executive Officer of Century Therapeutics, Inc. (the “Company”) and as a member of the Board of Directors of the Company (the “Board”) effective April 11, 2023. In connection with Dr. Flores’ resignation from the Board, the Board reduced its size to seven members. There was no disagreement between Dr. Flores and the Company on any matter related to the Company’s operations, policies or practices that led to Dr. Flores’ resignation from the Board.

The Company intends to enter into a separation agreement with Dr. Flores as soon as practicable, with such separation agreement to be filed as an exhibit to an amendment to this Current Report on Form 8-K.

On April 11, 2023, the Board appointed Gregory Russotti as Interim President and Chief Executive Officer. Dr. Russotti was previously the Company’s Chief Technology Officer and is party to an Executive Employment Agreement with the Company, dated as of May 26, 2021 (the “Employment Agreement”), which agreement is filed as Exhibit 10. 37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

In connection with Dr. Russotti’s appointment, the Company and Dr. Russotti entered into a Side Letter to Executive Employment Agreement, dated as of April 12, 2023 (the “Side Letter”). Pursuant to the terms of the Side Letter, the term of Dr. Russotti’s service as Interim President and Chief Executive Officer will continue until the Company successfully hires a new President and Chief Executive Officer, provided however, the Company may terminate Dr. Russotti as Interim President and Chief Executive Officer and restore Dr. Russotti to his position as Chief Technology Officer of the Company at any time upon (i) hiring of a new President and Chief Executive Officer, or (ii) otherwise upon ten days’ written notice to Dr. Russotti (the “Term”).

Pursuant to the Side Letter, Dr. Russotti’s annual base salary has been raised to $614,092.50 (the “Base Salary”). Dr. Russotti’s target cash bonus percentage will be calculated as a sum of the following under terms of the Side Letter: (i) 40% of Dr. Russotti’s base salary in effect as of immediately prior to April 11, 2023, multiplied by a fraction the numerator of which is the number of days in such calendar year that are not part of the Term and the denominator of which is 365, and (ii) 55% of the Base Salary applicable during the Term multiplied by a fraction the numerator of which is the number of days during the Term and the denominator of which is 365. In addition, on April 11, 2023, the Board granted Dr. Russotti a one-time stock option grant to purchase 318,750 shares of the Company’s common stock, par value $0.0001 per share, with an exercise price of $3.16 per share (the “Option”). The Option will vest 25% on the one-year anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments, in each case subject to Dr. Russotti’s continued employment with the Company and subject to the terms of the Company’s 2021 Equity Incentive Plan.

Except as contemplated by the Side Letter, all other terms of the Employment Agreement remain unmodified and in full force and effect. The description of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the Side Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Dr. Russotti’s biography can be found in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 21, 2022, which is incorporated herein by reference. There are no family relationships between Dr. Russotti and the Company’s existing directors and officers. In addition, Dr. Russotti is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Financial Officer

On April 11, 2023, the Board promoted Michael Diem to Chief Financial Officer. Dr. Diem was previously the Company’s Chief Business Officer and is party to an Executive Employment Agreement with the Company, dated as of May 26, 2021, filed as Exhibit 10. 33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. All terms of the Dr. Diem’s employment agreement remain unmodified and in full force and effect. The Board has not yet made any determination with respect to Dr. Diem’s compensation related to the promotion. The Company will file an amendment to this Current Report on Form 8-K with respect to any material change in Dr. Diem’s compensation.

Dr. Diem’s biography can be found in the Company’s proxy statement filed with the SEC on April 21, 2022, which is incorporated herein by reference. There are no family relationships between Dr. Diem and the Company’s existing directors and officers. In addition, Dr. Diem is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Side Letter to Executive Employment Agreement, between Century Therapeutics, Inc. and Gregory Russotti, Ph.D. dated as of April 12, 2023.
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY THERAPEUTICS, INC.

By:	/s/ Gregory Russotti, Ph.D.
Name:	Gregory Russotti, Ph.D.
Title:	Interim President and Chief Executive Officer

Date: April 17, 2023